CANCER GENETICS, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONSOLIDATED FINANCIAL INFORMATION

Overview

Cancer Genetics, Inc. and Subsidiaries (the “Company”) entered into an asset purchase agreement (the “Clinical Agreement”), dated July 5, 2019 by and among the Company and siParadigm, LLC (“siParadigm”), pursuant to which the Company sold to siParadigm certain assets associated with the Company’s clinical laboratory business (the “Clinical Business,” and such assets, the “Designated Assets”), and agreed to cease operating its Clinical Business. The Designated Assets include intellectual property, equipment and customer lists associated with the Clinical Business, and the Company will provide certain transitional services to siParadigm pursuant to the Clinical Agreement. The cash consideration paid by siParadigm was approximately $868,000, which includes approximately $45,000 for certain equipment plus a $1,000,000 advance payment of the Earn-Out (as defined below), less approximately $177,000 of supplier invoices paid directly by siParadigm. Transaction costs were approximately $110,000. The Earn-Out, to be paid over the 24 months post-closing, is based on fees for all tests performed by siParadigm for the Company’s clinical customers during the 12-month period following the closing (the “Earn-Out”). The sale of the Designated Assets under the Clinical Agreement to siParadigm was completed on July 8, 2019, when the initial cash consideration to be paid by siParadigm was received by the Company.

Under the Clinical Agreement, the Company agreed to certain non-competition and non-solicitation provisions, including that it will cease performing certain clinical tests and will not solicit or seek business from certain of its customers (other than for the Company’s other lines of business) for a period of three years following the closing date.

Basis of Presentation

The following unaudited proforma consolidated financial information reflects adjustments to the Company’s historical financial results as reported under the U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the sale of its Clinical Business. The unaudited proforma consolidated statement of operations for the year ended December 31, 2018 has been prepared with the assumption that the sale of its Clinical Business was completed and sold prior to January 1, 2018. The unaudited proforma consolidated statement of operations for the quarter ended March 31, 2019 has been prepared with the assumption that the sale of its Clinical Business was completed and sold prior to January 1, 2019. The unaudited proforma consolidated balance sheet as of March 31, 2019 has been prepared with the assumption that the sale of its Clinical Business was completed and sold as of that date.

The unaudited proforma consolidated financial information does not purport to be indicative of the results of operations or the financial condition which would have actually resulted if the sale of its Clinical Business had been completed on the dates indicated and does not purport to indicate the results of future operations. The historical financial statements have been adjusted in the unaudited proforma financial information to give effect to proforma events that are: (i) directly attributable to the sale of its Clinical Business; and (ii) factually supportable.

The unaudited proforma consolidated financial statements: (i) adjust for certain assets and liabilities that were sold or assumed as part of the Clinical Business disposition; (ii) adjust for revenues and related cost of revenues transferred to siParadigm; and (iii) adjust for repayment of a finance lease covering equipment sold.

The consolidated column in the unaudited proforma balance sheet and in the unaudited proforma statements of operations reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the events. Assumptions and estimates underlying the proforma adjustments column are described in the accompanying notes.

The unaudited proforma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management and are based upon information and assumptions available at the time of filing the Company’s current report on Form 8-K/A filed with the Securities and Exchange Commission on July 12, 2019. An explanation of certain assumptions is set forth in the notes to the unaudited proforma consolidated financial statements.

The unaudited proforma consolidated financial statements have been prepared in accordance with the rules and regulations of SEC Regulation S-X. The following unaudited proforma financial information should be read in conjunction with: (i) the accompanying notes to the unaudited proforma consolidated financial information; and (ii) the audited consolidated financial statements of the Company which were included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019 and the Company's unaudited quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019.

Cancer Genetics, Inc. and Subsidiaries
Unaudited Proforma Consolidated Balance Sheet
As of March 31, 2019

(in thousands)		Clinical Business Disposition
	Consolidated Company as Reported	Clinical Business Disposition		Clinical Business Proforma Adjustments		Proforma Consolidated Company
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$697	$—		$758	(1)	$1,455
Accounts receivable, net of allowance for doubtful accounts of $3,462	7,292	—		—		7,292
Current portion of Earn-Out	—	—		1,084	(2)	1,084
Other current assets	2,344	—		—		2,344
Total current assets	10,333	—		1,842		12,175
FIXED ASSETS, net of accumulated depreciation	3,821	(58)	(6)	—		3,763
OTHER ASSETS
Earn-Out, net of current portion	—	—		1,292	(2)	1,292
Operating lease right-of-use assets	2,422	—		—		2,422
Restricted cash	350	—		—		350
Patents and other intangible assets, net of accumulated amortization	3,917	—		—		3,917
Investment in joint venture	92	—		—		92
Goodwill	17,257	(7,886)	(6)	—		9,371
Other	300	—		—		300
Total other assets	24,338	(7,886)		1,292		17,744
Total Assets	$38,492	$(7,944)		$3,134		$33,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,561	$—		$(177)	(3)	$11,384
Operating lease liabilities	1,086	—		—		1,086
Obligations under finance leases, current portion	321	—		(25)	(4)	296
Current portion of advance from siParadigm	—	—		653	(5)	653
Deferred revenue	2,604	—		—		2,604
Line of credit	2,414	—		—		2,414
Term note	6,000	—		—		6,000
Convertible note, net	2,778	—		—		2,778
Advance from NovellusDx, Ltd., net	1,500	—		—		1,500
Other derivatives	55	—		—		55
Total current liabilities	28,319	—		451		28,770
Advance from siParadigm, net of current portion	—	—		347	(5)	347
Obligations under finance leases	294	—		(24)	(4)	270
Operating lease liabilities, non-current	1,542	—		—		1,542
Warrant liability	255	—		—		255
Deferred revenue, long-term	403	—		—		403
Total Liabilities	30,813	—		774		31,587
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—		—		—

Common stock, authorized 100,000 shares, $0.0001 par value, 56,276 shares issued and outstanding at March 31, 2019	6	—		—		6
Additional paid-in capital	170,022	—		—		170,022
Accumulated other comprehensive (loss)	(16)	—		—		(16)
Accumulated (deficit)	(162,333)	(7,944)	(6)	2,360	(6)	(167,917)
Total Stockholders’ Equity	7,679	(7,944)		2,360		2,095
Total Liabilities and Stockholders’ Equity	$38,492	$(7,944)		$3,134		$33,682

See Notes to the Unaudited Proforma Consolidated Financial Statements.

Cancer Genetics, Inc. and Subsidiaries
Unaudited Proforma Consolidated Statement of Operation
For the Three Months Ended March 31, 2019

(in thousands)		Clinical Business Disposition
	Consolidated Company, as Reported	Clinical Business Disposition		Clinical Business Proforma Adjustments		Proforma Consolidated Company
Revenue	$6,839	$(1,222)	(7)	$—		$5,617
Cost of revenues	4,637	(595)	(8)	—		4,042
Gross profit	2,202	(627)		—		1,575
Operating expenses:
Research and development	454	—		—		454
General and administrative	3,309	—		—		3,309
Sales and marketing	1,108	(40)	(11)	—		1,068
Merger costs	249	—		—		249
Total operating expenses	5,120	(40)		—		5,080
Loss from operations	(2,918)	(587)		—		(3,505)
Other income (expense):
Interest expense	(1,725)	—		1	(10)	(1,724)
Interest income	2	—		—		2
Change in fair value of other derivatives	31	—		—		31
Change in fair value of warrant liability	(7)	—		—		(7)
Total other income (expense)	(1,699)	—		1		(1,698)
Net (loss)	$(4,617)	$(587)		$1		$(5,203)
Basic and diluted net (loss) per share	$(0.09)					$(0.11)
Basic and diluted weighted-average shares outstanding	48,933					48,933

Net (loss)	$(4,617)	$(587)		$1		$(5,203)
Foreign currency translation (loss)	(76)	—		—		(76)
Comprehensive (loss)	$(4,693)	$(587)		$1		$(5,279)

See Notes to the Unaudited Proforma Consolidated Financial Statements.

Cancer Genetics, Inc. and Subsidiaries
Unaudited Proforma Consolidated Statement of Operation
For the Year Ended December 31, 2018

(in thousands)		Clinical Business Disposition
	Consolidated Company, as Reported	Clinical Business Disposition		Clinical Business Proforma Adjustments		Proforma Consolidated Company
Revenue	$27,470	$(6,919)	(7)	$—		$20,551
Cost of revenues	18,724	(2,670)	(8)	—		16,054
Gross profit	8,746	(4,249)		—		4,497
Operating expenses:
Research and development	2,488	—		—		2,488
General and administrative	19,184	(2,514)	(9)	—		16,670
Sales and marketing	5,268	(185)	(11)	—		5,083
Restructuring costs	2,320	—		—		2,320
Merger costs	1,464	—		—		1,464
Total operating expenses	30,724	(2,699)		—		28,025
Loss from operations	(21,978)	(1,550)		—		(23,528)
Other income (expense):
Interest expense	(2,120)	—		4	(10)	(2,116)
Interest income	21	—		—		21
Change in fair value of warrant liability	3,732	—		—		3,732
Change in fair value of other derivatives	(86)	—		—		(86)
Change in fair value of acquisition note payable	136	—		—		136
Other expense	(78)	—		—		(78)
Total other income (expense)	1,605	—		4		1,609
Loss before income taxes	(20,373)	(1,550)		4		(21,919)
Income tax (benefit)	—	—		—		—
Net (loss)	$(20,373)	$(1,550)		$4		$(21,919)
Basic and diluted net (loss) per share	$(0.75)					$(0.80)
Basic and diluted weighted average shares outstanding	27,291					27,291

Net (loss)	$(20,373)	$(1,550)		$4		$(21,919)
Unrealized gain (loss) on foreign currency translation	(9)	—		—		(9)
Total comprehensive (loss)	$(20,382)	$(1,550)		$4		$(21,928)

See Notes to the Unaudited Proforma Consolidated Financial Statements.

NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

The proforma adjustments are based on preliminary estimates and assumptions by management that are subject to change. The following adjustments have been reflected in the unaudited proforma consolidated financial information.

(1)	Proforma adjustment represents the estimated net cash proceeds from the sale of its Clinical Business and Designated Assets (in thousands):

Estimated proceeds from sale	$2,421
Advance from siParadigm	1,000
Earn-Out	(2,376)
Direct payment of certain vendor invoices	(177)
Transaction costs	(110)
Net cash proceeds	$758

(2)
Proforma adjustment represents the estimated Earn-Out from the sale of its Clinical Business and Designated Assets. The Earn-Out is estimated using projected revenue for the next twelve months. The Earn-Out will be paid over a period of twenty-four months and has been discounted to its present value.

(3)    Proforma adjustment to remove supplier invoices from accounts payable that were paid directly by siParadigm.

(4)    Proforma adjustment to record the repayment of a finance lease covering equipment sold to siParadigm.

(5)	Proforma adjustment to record $1,000,000 advance from siParadigm. siParadigm will withhold a percentage of future earn-out payments to repay this advance.

(6)	Proforma adjustment represents the estimated net loss on disposal of the Clinical Business and Designated Assets (in thousands):

Estimated proceeds from sale, net of transaction costs	$2,311
Book value of certain assets sold	(7,944)
Book value of finance lease repayment	49
Net loss on disposal	$(5,584)

(7)	Adjustment to remove clinical services revenue.

(8)
Adjustment to remove lab supplies and shipping costs from performing clinical service tests, cost of employees transferred to siParadigm and depreciation on lab equipment sold to siParadigm as follows (in thousands):

	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Lab supplies and shipping costs	$555	$2,575
Salaries and benefits	36	81
Depreciation	4	14
	$595	$2,670

(9)	Adjustment to remove bad debt expense recorded for clinical services.

(10)	Proforma adjustment represents interest expense on finance lease of equipment sold to siParadigm.

(11)	Adjustment represents salaries and benefits of an employee transferred to siParadigm.